UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2011
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TRANSCEND SERVICES, INC.
(Exact name of registrant as specified in its charter)
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Delaware	0-18217	33-0378756
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

One Glenlake Parkway, Suite 1325, Atlanta, GA 30328
(Address of principal executive offices, including zip code)

(678) 808-0600
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 29, 2011, Transcend Services, Inc. (the "Company") entered into an Agreement and Plan of Merger with Salar, Inc., a Maryland corporation ("Salar"), Salar Acquisition Corporation, a wholly-owned subsidiary of Transcend Services, Inc. ("Salar Acquisition Corporation") and certain principal stockholders of Salar, pursuant to which Salar Acquisition Corporation merged with and into Salar, with Salar surviving such merger as a wholly-owned subsidiary of Transcend Services, Inc. The aggregate consideration was $11,000,000 in cash. There is no earn-out provision in the purchase agreement and no debt was assumed.

Founded in 1999 and headquartered in Baltimore, Salar's solutions are used by leading academic and community hospitals. Salar generated $4 million of revenue and $1.2 million of operating income in 2010 and is growing.

We expect to allocate the purchase price between goodwill, customer relationships, technology, covenants not to compete, property and equipment and working capital. We will include the result of Salar operations in our financial statements from the close date forward.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.01.

Item 7.01. Regulation FD Disclosure

A copy of the press release dated August 1, 2011 announcing the completion of the acquisition of Salar is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(a)	The following exhibits are filed with this current report on Form 8-K:

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among Salar, Inc. the Principal Stockholders, The Stockholders' Representative, Transcend Services Inc. and Salar Acquisition Corporation dated July 29, 2011.
99.1	Press release of Transcend Services, Inc. dated August 1, 2011.

The agreements identified in this report as exhibits are between and among the parties to them, and are not for the benefit of any other person. Each agreement speaks as of its date, and the Company does not undertake to update them, unless otherwise required by the terms of the agreement or by law. As permitted, the Company has omitted some disclosure schedules because the Company has concluded that they do not contain information that is material to an investment decision and is not otherwise disclosed in the agreement or this report. Omitted schedules may nevertheless affect the related agreement. The agreements, including the Company's representations, warranties, and covenants, are subject to qualifications and limitations agreed to by the parties and may be subject to a contractual standard of materiality, and remedies, different from those generally applicable or available to investors and may reflect an allocation of risk between or among the parties to them. Accordingly, the representations, warranties and covenants of the Company contained in the agreements may not constitute strict representation of factual matters or absolute promises of performance. Moreover, the agreements may be subject to differing interpretations by the parties, and a party may, in accordance with the agreement or otherwise, waive or modify the Company's representations, warranties, or covenants.

Disclosures About Forward-Looking Statements

This report contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that represent our expectations, anticipations or beliefs about future events, including our operating results, our operating results combined with Salar's, our expected operating results following the Salar merger, the expected allocation of the purchase price, our financial condition, liquidity, expenditures, and compliance with legal and regulatory requirements. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially depending on a variety of important factors. Factors that might cause or contribute to such differences include, but are not limited to, competitive pressures, extraordinary expenses, loss of significant customers, the mix of revenue, changes in pricing policies, delays in revenue recognition, challenges encountered in integrating acquired businesses, increased regulatory burdens, lower-than-expected demand for the Company's products and services, failure to expand customer relationships or realize revenues from sales closed in the current quarter, the Company's position for growth, delays in the development of the Company's transcription platform, business conditions in the integrated health care delivery network market, adverse general economic conditions, and the risk factors detailed in our periodic, quarterly and annual reports on Forms 8-K, 10-Q and 10-K that we file with the Securities Exchange Commission ("SEC") from time to time. With respect to such forward-looking statements, we claim protection under the Private Securities Litigation Reform Act of 1995. Our SEC filings are available from us, and also may be examined at public reference facilities maintained by the SEC or, to the extent filed via EDGAR, accessed through the website of the SEC (http://www.sec.gov). In addition, factors that we are not currently aware of could harm our future operating results. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this report. We undertake no obligation to make any revisions to the forward-looking statements or to reflect events or circumstances after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transcend Services, Inc.

Date: August 3, 2011	/s/ Lance Cornell
Lance Cornell
Chief Financial Officer
(Principal Financial Officer)